Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Group, Inc. Appoints Mallory McCamant Chief Operations
Officer, Kimberly Gant Named Chief Financial Officer

ANAHEIM, CA, July 23, 2007—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), a leading provider of engineering, planning, municipal finance, homeland security, and other outsourced services to public agencies, today announced that, effective July 23, 2007, Chief Financial Officer Mallory McCamant has been appointed Chief Operations Officer.  In conjunction with Ms. McCamant’s promotion, Kimberly D. Gant was appointed the Company’s new Chief Financial Officer, also effective July 23, 2007.

“We are bringing together a team of diverse, experienced and highly skilled people,” said Thomas Brisbin, Chief Executive Officer.  “Mallory knows our business inside and out, managed the IPO in November 2006, and continues to be key to our business, legal and financial operations.  Kimberly has a wealth of high level financial experience with two of the largest publicly traded companies in our industry, including a significant role in AECOM’s successful IPO in May 2007.  The combination of these types of talents will drive the growth of our business.”

“Mallory will continue to oversee a number of functions, including investor relations, but will now have the opportunity to focus on other growth initiatives, as well. We congratulate Mallory and look forward to her contributions as chief of operations.”

“Kimberly has a strong foundation in SEC reporting and compliance, and years of experience with the acquisition process,” Brisbin continued. “Over the past 10 years, Kimberly has evaluated over 125 acquisition candidates and performed due diligence that resulted in the closing of over 45 transactions, all in the E&C industry. She will be a tremendous asset as we continue to pursue growth.  We are very pleased to welcome her to Willdan.”

Kimberly Gant brings 21 years of experience in the engineering and consulting industry in all aspects of finance and accounting, including treasury, capital markets and mergers and acquisitions.  She joins Willdan from AECOM Technology Corporation, a leading global provider of professional technical and management support services to government and commercial clients, where she was vice president of corporate development since January 2005.  Prior to AECOM, she was with Tetra Tech, Inc. for over eight years, holding finance positions of increasing responsibility, including vice president of corporate development and treasury and vice president of corporate planning and reporting.  Ms. Gant is a Certified Public Accountant and holds a Bachelor’s degree in Accountancy from the University of Oklahoma.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. www.willdangroup.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business, and the loss of or inability to hire and retain qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 29, 2006 filed on March 27, 2007. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant

Chief Operations Officer

Tel: 714-940-6327

mallory@willdangroup.com

Moira Conlon

The Abernathy MacGregor Group Inc.

Tel: 213-630-6550

MHC@abmac.com

# # #